EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-151100, 333-145637, 333-125644, 333-110151, 333-76895, 333-71770, 033-57610, 333-29667 and 333-09383) of Trident Microsystems, Inc. of our report dated September 11, 2009, except as to Note 16 which is as of October 27, 2009, relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.
/s/ PricewaterhouseCoopers LLP
San Jose, California
October 27, 2009